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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the payer.

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                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
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
  1.  An individual's account        The individual
  2.  Two or more individuals        The actual owner of the
      (joint account)                account or, if combined
                                     funds, the first individual
                                     on the account (1)
  3.  Husband and wife               The actual owner of the
      (joint account)                account or, if joint funds,
                                     either person (1)
  4.  Custodian account of a minor   The minor (2)
      (Uniform Gift to Minors Act)
  5.  Adult and minor                The adult or, if the minor is
      (joint account)                the only contributor, the
                                     minor (1)
  6.  Account in the name of         The ward, minor or
      guardian or committee for a    incompetent person (3)
      designated ward, minor or
      incompetent person
  7.  a. The usual revocable         The grantor-trustee (1)
         savings trust account
         (grantor is also trustee)
      b. So-called trust account     The actual owner (1)
         that is not a legal or
         valid trust under state
         law
  8.  Sole proprietorship account    The owner (4)
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
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                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
------------------------------------------------------------------
  9.  A valid, estate, or pension    The legal entity (do not
      trust                          furnish the identifying
                                     number of the personal
                                     representative or trustee
                                     unless the legal entity
                                     itself is not designated in
                                     the account title.) (5)
 10.  Corporate account              The corporation
 11.  Religious, charitable or       The organization
      educational organization
      account
 12.  Partnership account held in    The partnership
      the name of the partnership
 13.  Association, club, or other    The organization
      tax-exempt organization
 14.  A broker or registered         The broker or nominee
      nominee
 15.  Account with the Department    The public entity
      of Agriculture in the name of
      a public entity (such as a
      state or local government,
      school district or prison)
      that receives agricultural
      program payments

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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner, or the business or "doing business as" name. Either the social security number or the employer identification number of the owner may be used.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 1. A corporation.

 2. A financial institution.

 3. An organization exempt from tax under section 501(a), or an individual retirement plan.

 4. The United States or any agency or instrumentality thereof.

 5. A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 6. A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 7. An international organization or any agency or instrumentality thereof.

 8. A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 9. A real estate investment trust.

10. A common trust fund operated by a bank under section 584(a).

11. An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

12. An entity registered at all times under the Investment Company Act of 1940.

13. A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o Payments made by certain foreign organizations.

o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o Payments described in section 6049(b)(5) to nonresident aliens.

o Payments on tax-free covenants bonds under section 1451.

o Payments made by certain foreign organizations.

o Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES--Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBERS.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.